    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 2004
                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                GIGAMEDIA LIMITED
             (Exact name of Registrant as Specified in its Charter)


     REPUBLIC OF SINGAPORE                                    NONE
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                      Identification Number)

                         14TH FL., 122 TUNHUA NORTH ROAD
                               TAIPEI, TAIWAN, 105
                                REPUBLIC OF CHINA
                                (886-2) 8770-7966
          (Address, including zip code of principal executive offices)


                         2002 EMPLOYEE SHARE OPTION PLAN
                         2004 EMPLOYEE SHARE OPTION PLAN
                        2004 EMPLOYEE SHARE PURCHASE PLAN
                            (Full title of the plan)


                              PUGLISI & ASSOCIATES
                               850 LIBRARY AVENUE
                                    SUITE 204
                             NEWARK, DELAWARE 19711
                                 (302) 738-6680
     (Name, address, including zip code and telephone, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                     Proposed Maximum    Proposed Maximum    Amount of
Title of Each Class of Securities     Amount to be  Offering Price per  Aggregate Offering  Registration
         to be Registered              Registered         Share                Price             Fee
--------------------------------------------------------------------------------------------------------

Ordinary Shares, par value NT$10        3,000,000         $0.79             $2,370,000        $300.28
per share, issuable under the 2002       shares
Employee Stock Option Plan (1)
--------------------------------------------------------------------------------------------------------
Ordinary Shares, par value NT$10        5,623,530         $0.79           $4,442,588.70       $562.88
per share, issuable under the 2004       shares
Employee Stock Option Plan (2)
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Ordinary Shares, par value NT$10        1,376,470       $1.37 (3)         $1,885,763.90       $238.93
per share, issuable under the 2004       shares
Employee Stock Option Plan
--------------------------------------------------------------------------------------------------------
Ordinary Shares, par value NT$10        2,000,000       $1.37 (3)           $2,740,000        $347.16
per share, issuable under the 2004       shares
Employee Stock Purchase Plan
--------------------------------------------------------------------------------------------------------
               TOTAL                   12,000,000      $0.79-$1.37        $11,438,352.60      $1449.25
                                         shares
========================================================================================================

(1) The Ordinary Shares hereby set forth for the registration under this Registration Statement are with respect to a grant of options under the 2002 Employee Share Option Plan on August 12, 2004. The exercise price was determined based on the average closing price during the one month prior to grant. This Registration Statement shall also cover any additional Ordinary Shares which may become issuable under the employee benefit plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Ordinary Shares.

(2) The Ordinary Shares hereby set forth for the registration under this Registration Statement are with respect to a grant of options under the 2004 Employee Share Option Plan on August 12, 2004. The exercise price was determined based on the average closing price during the one month prior to grant. This Registration Statement shall also cover any additional Ordinary Shares which may become issuable under the employee benefit plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Ordinary Shares.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low reported sale prices of a share of the Registrant's Ordinary Shares on October 4, 2004, as reported on the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.*


ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference into this Registration Statement:

     a) The Registrant's Annual Report on Form 20-F (File No. 000-30540), filed with the SEC on June 30, 2004 for the fiscal year ended December 31, 2003.

     b) The Registrant's reports on Form 6-K, filed with the SEC on January 20, 2004, on April 14, 2004, on June 3, 2004, and on June 7, 2004.

     c) The description of the Registrant's Ordinary Shares contained in the Form 8-A Registration Statement (File No. 333-11416), filed with the SEC on February 14, 2000.

     In addition, all documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As permitted by Singapore law, the Registrant's articles of association provide that, subject to the Singapore Companies Act (Chapter 50), the Registrant's directors and officers will be entitled to be indemnified by the Registrant against all costs, charges, losses, expenses and liabilities incurred by such person in the execution and discharge of his duties or in relation thereto . Directors and officers may not be indemnified by the Registrant for their liability in respect of any negligence, willful default, breach of duty or breach of trust of which they may be guilty in relation to the Registrant.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number     Description
-------    -----------

4.1 Memorandum of Association of the Company, incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form F-1
           (File. No. 333-11416) filed with the SEC on February 2, 2000 (the
           "Form F-1 Registration Statement"), as amended by Amendment No. 1, as filed with the SEC on February 14, 2000, and Amendment No. 2, as filed with the SEC on February 17, 2000.

4.2        Articles of Association of the Company, incorporated by reference to
           Exhibit 3.2 of the Form F-1 Registration Statement.

4.3 Specimen Share Certificate representing the ordinary shares, incorporated by reference to Exhibit 4.1 of the Form F-1 Registration
           Statement.

4.4        Shareholders' Agreement among GigaMedia Limited and Microsoft
           Corporation, Koos Development Corp., Kudos Fund, Best Method Inc.,
           TCC International, Mr. Chester Koo, Mr. Leslie Koo, Mr. Kent Yen, Mr.
           Raymond Chang, Mr. Chris Tung and Mr. Michel Chu, dated November 23,
           1999, incorporated by reference to Exhibit 10.1.28 of the Form F-1
           Registration Statement.

4.5        2002 Employee Stock Option Plan, incorporated by reference to
           Exhibit 99.2 of Form 6-K filed December 16, 2003.

4.6        2004 Employee Stock Option Plan.

4.7        2004 Employee Stock Purchase Plan.

5.1        Opinion of Allen & Gledhill, Singapore counsel to the Registrant.

23.1       Consent of PricewaterhouseCoopers.

23.2       Consent of Allen & Gledhill (included in Exhibit 5.1 to Registration
           Statement).

24.1       Power of Attorney (contained on signature pages to Registration
           Statement).



ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Taipei, Taiwan, on this 22nd day of September, 2004.


                                                     GIGAMEDIA LIMITED


                                                     By: /s/ Daniel Wu
                                                         --------------------
                                                     Name:  Daniel Wu
                                                     Title: Chairman


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur M. Wang, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


       SIGNATURE                TITLE                             DATE
       ---------                -----                             ----

    /s/ WU, Daniel
    --------------
      WU, Daniel                Chairman of the Board             September 22, 2004

  /s/ KOO, Jeffrey Jr.
  --------------------
    KOO, Jeffrey Jr.            Vice Chairman                     October 8, 2004

    /s/ BAO, Gilbert
    ----------------
      BAO, Gilbert              Director                          September 22, 2004



   /s/ CHANG, Nelson
   -----------------
     CHANG, Nelson              Director                          September 22, 2004

  /s/ DING, Michael Y.J.
  ----------------------
    DING, Michael Y.J.          Director                          September 22, 2004

  /s/ HSU, Emmet Yu-Jui
  ---------------------
    HSU, Emmet Yu-Jui           Director                          October 1, 2004

     /s/ KOO, Andre
     --------------
       KOO, Andre               Director                          September 27, 2004

   /s/ LEE, Howe Yong
   ------------------
     LEE, Howe Yong             Director                          September 25, 2004

   /s/ LEE, Yichin
   ---------------
     LEE, Yichin                Director                          September 22, 2004

    /s/ WANG, Arthur M.
    -------------------         Director and Chief Executive
      WANG, Arthur M.           Officer                           September 22, 2004

/s/ ZEE, Nancy Jing-Ying Hu
---------------------------
  ZEE, Nancy Jing-Ying Hu       Director                          September 22, 2004

    /s/ HUI, Thomas T.
    ------------------
      HUI, Thomas T.            Chief Financial Officer           September 22, 2004


                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of GigaMedia Limited, has signed this Registration Statement.


                                                     PUGLISI & ASSOCIATES


                                                     By: /s/ Donald J. Puglisi
                                                         -----------------------
                                                     Name:  Donald J. Puglisi
                                                     Title: Managing Director